UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2005

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleService, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2005, Golden TeleServices, Inc. ("GTS"), a wholly owned subsidiary of Golden Telecom, Inc. ("GTI") and Alexander Vinogradov entered into an Amendment No. 1 to Mr. Vinogradov's employment agreement. Previously Mr. Vinogradov was Chief Executive Officer and President of both GTI and GTS. As of September 1, 2005, Jean-Pierre Vandromme commenced duties as Chief Executive Officer of the companies. Mr. Vinogradov has agreed to continue to serve as President of the companies and shall focus on government relations and regulatory aspects of the companies' business and regional expansion.

Under the terms of Mr. Vinogradov's amended employment agreement, Mr. Vinogradov will receive a base salary of $450,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors of GTI annually. Mr. Vinogradov will be eligible for an annual performance-based, incentive bonus, in the amount of up to $115,000. GTS shall pay to Mr. Vinogradov a one time signing bonus in the amount of $250,000 in consideration for his execution of the amendment. A copy of the Amendment No. 1 to Mr. Vinogradov's employment agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendement No. 1 to Alexander Vinogradov's Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

October 27, 2005	By:	/s/ Derek Bloom

Name: Derek Bloom
Title: Senior-Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Alexander Vinogradov's Employment Agreement.